UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 21, 2006 (December 19, 2006)

Date of Report (Date of earliest event reported)

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32722	95-2848406
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

380 Madison Avenue		10017
New York, New York		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 588-4000.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01—Entry Into a Material Definitive Agreement.

A brief description of the material terms and conditions of an amendment to the employment agreement entered into between Investment Technology Group, Inc. (the “Company”) and Raymond L. Killian, Jr. on December 19, 2006 is set forth below.

Amendment to Raymond L. Killian, Jr. Employment Agreement

On December 19, 2006, the Company and Raymond L. Killian, Jr. entered into an amendment to Mr. Killian’s employment agreement dated as of October 1, 2004 (the “Killian Agreement”) pursuant to which the parties agreed that the term of the Killian Agreement will be extended through March 31, 2007 and that effective January 1, 2007 in lieu of the compensation contemplated by certain terms of the Killian Agreement, and any other cash or equity compensation for which Mr. Killian may be eligible, Mr. Killian’s compensation for the period from January 1, 2007 to March 31, 2007 will be 25% of the cash compensation paid to Mr. Killian by the Company for the 2006 calendar year.   This change in compensation will not trigger Mr. Killian’s right to any severance benefits under the Killian Agreement.

A copy of the amendment to the Killian Agreement is attached as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01—Financial Statements and Exhibits.

(d)                     Exhibits

Exhibit Number	Description
10.1	Amendment dated December 19, 2006 to Employment Agreement between Investment Technology Group, Inc. and Raymond L. Killian, Jr. dated October 1, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

Dated: December 21, 2006	By:	/s/ P. Mats Goebels
P. Mats Goebels
Managing Director, General Counsel & Secretary, and Duly Authorized Signatory of Registrant

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amendment dated December 19, 2006 to Employment Agreement between Investment Technology Group, Inc. and Raymond L. Killian, Jr. dated October 1, 2004